Exhibit 21.1

Subsidiaries of Abercrombie & Fitch Co.

The direct and indirect subsidiaries of Abercrombie & Fitch Co at February 1, 2025, are listed below.

	Name:	State or Other Jurisdiction of Incorporation or Organization:
1.	Abercrombie & Fitch Holding Corporation	Delaware
2.	Abercrombie & Fitch Distribution Company	Ohio
3.	Abercrombie & Fitch Management Co.	Delaware
4.	A & F Trademark, Inc.	Delaware
5.	Abercrombie & Fitch Stores, Inc.	Ohio
6.	Hollister Co.	Delaware
7.	Abercrombie & Fitch International, Inc.	Delaware
8.	Fan Company, LLC	Ohio
9.	Canoe, LLC	Ohio
10.	Crombie, LLC	Ohio
11.	DFZ, LLC	Ohio
12.	NSOP, LLC	Ohio
13.	J.M.H. Trademark, Inc.	Delaware
14.	Abercrombie & Fitch Europe SAGL	Switzerland
15.	Abercrombie & Fitch Hong Kong Limited	Hong Kong
16.	AFH Puerto Rico LLC	Ohio (Qualified in PR)
17.	A&F Canada Holding Co.	Delaware
18.	Abercrombie & Fitch Trading Co.	Ohio
19.	AFH Canada Stores Co.	Nova Scotia
20.	AFH Japan GK	Japan
21.	Abercrombie & Fitch Italia SRL	Italy
22.	AFH Stores UK Limited	United Kingdom
23.	Abercrombie & Fitch (France) SAS	France
24.	Abercrombie & Fitch (Spain) S.L.	Spain
25.	Abfico Netherlands Distribution B.V.	The Netherlands
26.	AFH Hong Kong Limited	Hong Kong
27.	A&F Hollister Ireland Limited	Ireland
28.	AFH Hong Kong Stores Limited	Hong Kong
29.	AFH Singapore Pte. Ltd.	Singapore
30.	A&F HCo Stores AT GmbH	Austria
31.	AFH Belgium SRL	Belgium
32.	AFH Poland Sp. z.o.o.	Poland
33.	AFH Co. Stores Netherlands B.V.	The Netherlands
34.	AFH Fulfillment NL B.V.	The Netherlands
35.	AFH Logistics DWC-LLC	Dubai
36.	Abercrombie & Fitch Procurement Services, LLC	Ohio
37.	Hollister Co. California, LLC	California
38.	AFH Germany GmbH	Germany
39.	AFH Sweden Aktiebolag	Sweden
40.	AFH Trading (Shanghai) Co., LTD.	Peoples Republic of China

41.	AFH International Trading Shanghai Co., Ltd.	Peoples Republic of China
42.	Hollister Fashion L.L.C.*	Dubai
43.	AFH BLP HK Limited	Hong Kong
44.	Majid Al Futtaim Apparel Ready Wear/WLL**	Kuwait
45.	Abercrombie & Fitch Holding B.V.	The Netherlands
46.	Abercrombie & Fitch Worldwide Holding LLC	Ohio
47.	Abercrombie & Fitch Holding SAGL	Switzerland
48.	AFH International Trading (Shenzhen) Co., Ltd.	Peoples Republic of China

*	Subsidiary of third-party Majid Al Futtaim Lifestyle LLC (51.33%) and AFH Logistics DWC-LLC (48.67%)
**	A&F has no equity interest in this joint venture